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                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
MediaBay, Inc. (formerly Audio Book Club, Inc.):


We consent to the use of our report dated March 13, 1998, related to the financial statements of MediaBay, Inc., formerly known as Audio Book Club, Inc., as of December 31, 1997 and for the year then ended, included herein and to the reference to our firm under the heading "Experts" in the registration statement.





/s/ KPMG LLP
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KPMG LLP
New York, New York
January 28, 2000